THE BERLIN GROUP, INC.
INVESTOR RELATIONS COUNSEL

     FOR FURTHER INFORMATION:

AT THE COMPANY:	AT THE BERLIN GROUP, INC.:
Michael R. Hill	Lawrence Delaney Jr.
Vice President/CFO	(714) 734-5000
(602) 417-8865

SCHUFF INTERNATIONAL REPORTS FOURTH QUARTER,
FULL-YEAR 2003 RESULTS

PHOENIX, Thursday, March 11, 2004—Schuff International, Inc. (AMEX: SHF), a leading provider of fully integrated steel construction services, today reported financial and operating results for the fourth quarter and year ended December 31, 2003.

The company reported a net loss of $5,990,000, or $(0.85) per diluted share, for the year ended December 31, 2003 compared with a net loss of $29,371,000, or $(4.08) per diluted share, for the year ended December 31, 2002, which included the cumulative effect of a change in accounting principle of $29,591,000, or $(4.11) per share. Income before a cumulative effect of a change in accounting principle for the year ended December 31, 2002 was $220,000, or $0.03 per diluted share.

As previously reported, Schuff International adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”) in the first quarter of 2002, which changes the accounting for goodwill from an amortization method to an impairment-only approach. This change resulted in the company’s recording an impairment charge of $29,591,000 after completion of the analysis resulting from its adoption of SFAS 142 for the year ended December 31, 2002.

Revenues for the year ended December 31, 2003 were $174,245,000 compared with revenues of $230,985,000 for the same period in 2002, a decrease of 24.6%.

Gross profit as a percentage of revenue was 12.8% for the year ended December 31, 2003, compared with 14.6% for full-year 2002.

EBITDA for the year ended December 31, 2003 was $4,384,000 compared with $14,521,000 for 2002, a decrease of 69.8%. EBITDA is defined by Schuff International as income (loss) before interest expense, income tax benefit, depreciation and amortization, and cumulative effect of a change in accounting principle. EBITDA is considered supplemental to results presented under

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Schuff International Reports Fourth Quarter 2003 Results
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accounting principles generally accepted in the U.S. (GAAP) and may not be comparable to similarly titled measures presented by other companies. This non-GAAP measure is used by management to assess the company’s ability to service debt, fund capital expenditures and finance growth and should be considered in addition to, but not as a substitute for, other measures of financial performance and liquidity reported in accordance with GAAP.

Fourth-Quarter 2003 Results

The company reported a net loss of $1,266,000, or $(0.18) per diluted share, for the fourth quarter of 2003 compared with net income of $590,000, or $0.08 per diluted share, for the fourth quarter of 2002.

Revenues for the fourth quarter ended December 31, 2003 were $45,863,000 compared with $65,969,000 for the year-ago period, a decrease of 30.5%. The company reported that this decrease was largely the result of exceptionally weak demand for its fabrication services in all geographic areas as a result of the ongoing recessionary climate in the commercial construction sector.

Gross profit as a percentage of revenues was 12.6% in the fourth quarter of 2003, compared with 12.8% for the same period in 2002.

Schuff International reported EBITDA of $1,480,000 for the fourth quarter of 2003, compared with $4,157,000 for the year-ago quarter, a decrease of 64.4%.

At December 31, 2003, the company’s backlog was $113,281,000, consisting of 366 projects with an overall average project value of $310,000 compared with a consolidated backlog of $103,968,000, consisting of 407 projects with an overall average project value of $255,000 at September 30, 2003; and $112,559,000, consisting of 372 projects with an overall average project value of $303,000 at December 31, 2002.

“Our fixed-cost base is such that realizing 13% gross margins on $174 million in revenues is certain to produce a significant net loss,” said Scott A. Schuff, president and CEO. “Fabricating revenues were down both sequentially and year-over-year from already low historical levels in Southern California, the Southeast and the Southwest. Although joist revenues and margins were fairly stable year-over-year, they remain historically low and are insufficient to counterbalance the dramatic shortfall in the performance of our fabrication units. One bright spot, however, was the performance of our On-Time Steel Management ‘procure-and-subcontract’ units in Colorado and Arizona, which generated nearly 13% of our gross profit in 2003 – a major improvement over the prior year.

“One of Schuff’s major projects, the Arizona Cardinals football stadium, is proceeding according to schedule, and we still expect to realize significant revenues during 2004 and throughout 2005 from this project,” concluded Schuff.

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Conference Call Information

A conference call hosted by Schuff International management is scheduled for today at 8 a.m. MST (10 a.m. EST). To participate, please use the following numbers: 888-394-8091 (domestic) or 973-935-2405 (international). No reservation number is required.

A replay of this call will be available beginning March 11, 2004 at 1:00 p.m. EST until March 18, 2004 at 12 p.m. To access the replay, dial 877-519-4471 (domestic) or 973-341-3080 (international) and enter the following access code: 4547904.

A live Webcast and Internet replay of the call will also be provided and can be accessed from the Investor Relations section of Schuff International’s Web site at www.schuff.com. Additionally, all StreetEvents subscribers can access the Webcast from www.streetevents.com.

Schuff International, Inc. is a family of steel fabrication and erection companies providing a fully integrated range of steel construction services, including design engineering, detailing, joist manufacturing, fabrication and erection, and project management expertise. The company has multi-state operations primarily focused in the U.S. Sunbelt. For more information, please visit the company’s Web site, www.schuff.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include Mr. Schuff’s belief that the Company expects to realize significant revenues during 2004 and throughout 2005 from the Arizona Cardinals football stadium project. These forward-looking statements are based on the company’s expectations and are subject to a number of risks and uncertainties, some of which cannot be predicted or quantified and are beyond the company’s control.

Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Factors that could cause actual results to differ materially from the company’s expectations include the possibility that the Arizona Cardinals project will experience unanticipated problems that could delay revenue recognition. More information about factors that could cause actual events or results to differ materially from those in the forward-looking statements will be included in the company’s annual report on Form 10-K for the year ended December 31, 2003 and other documents filed by the company with the Securities and Exchange Commission.

Financial tables follow. . .

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SCHUFF INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2003	2002	2003	2002
Revenues	$45,863	$65,969	$174,245	$230,985
Cost of revenues earned	40,099	57,496	151,897	197,299

Gross profit	5,764	8,473	22,348	33,686
General and administrative expenses	6,429	6,195	23,635	24,869

(Loss) income from operations	(665)	2,278	(1,287)	8,817
Interest expense	(2,622)	(2,682)	(10,111)	(10,542)
Other income	1,212	885	1,831	1,626

(Loss) income before income taxes and minority interest	(2,075)	481	(9,567)	(99)
Minority interest in loss	35	14	72	32
Income tax benefit	774	95	3,505	287

(Loss) income before cumulative effect of a change in accounting principle	(1,266)	590	(5,990)	220
Cumulative effect of change in accounting principle	—	—	—	(29,591)

Net (loss) income	$(1,266)	$590	$(5,990)	$(29,371)

(Loss) earnings per share – basic and diluted (before cumulative effect of a change in accounting principle)	$(0.18)	$0.08	$(0.85)	$0.03
Loss per share – basic and diluted (cumulative effect of a change in accounting principle)	—	—	—	(4.11)

(Loss) earnings per share – basic and diluted (after cumulative effect of a change in accounting principle)	$(0.18)	$0.08	$(0.85)	$(4.08)

Weighted average shares used in computation: basic	7,034	6,994	7,009	7,199

Weighted average shares used in computation: diluted	7,034	6,994	7,009	7,199

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SCHUFF INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands except share data)

	December 31,	December 31,
	2003	2002

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,645	$10,755
Restricted funds on deposit	7,513	3,468
Receivables	46,738	62,838
Income tax receivable	2,491	—
Costs and recognized earnings in excess of billings on uncompleted contracts	12,908	16,139
Inventories	4,374	4,714
Deferred income taxes	2,695	2,317
Prepaid expenses and other current assets	736	590

Total current assets	85,100	100,821
Property and equipment, net	24,394	27,132
Goodwill, net	17,115	17,115
Other assets	3,673	3,277

	$130,282	$148,345

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,946	$12,707
Accrued payroll and employee benefits	3,400	5,015
Accrued interest	798	810
Other accrued liabilities	7,019	5,922
Billings in excess of costs and recognized earnings on uncompleted contracts	8,464	13,521
Income taxes payable	—	23
Current portion of long-term debt	—	81

Total current liabilities	31,627	38,079
Long-term debt	87,040	91,170
Deferred income taxes	1,728	1,912
Other liabilities	356	1,713
Minority interest	46	117
Stockholders’ equity:
Preferred stock, $.001 par value, 1,000,000 shares, authorized, no shares issued and outstanding	—	—
Common stock, $.001 par value, 20,000,000 shares authorized; 7,472,757 and 7,372,894 issued; 7,036,957 and 6,937,094 outstanding, respectively	7	7
Additional paid-in-capital	15,368	15,248
(Deficit) retained earnings	(5,235)	755
Treasury stock (435,800 shares), at cost	(655)	(656)

	9,485	15,354

	$130,282	$148,345

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SCHUFF INTERNATIONAL, INC.
EBITDA (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2003	2002	2003	2002
Net (loss) income	$(1,266)	$590	$(5,990)	$(29,371)
Interest expense	2,622	2,682	10,111	10,542
Income tax benefit	(774)	(95)	(3,505)	(287)
Depreciation and amortization	898	980	3,768	4,046
Cumulative effect of a change in accounting principle	—	—	—	29,591

Consolidated EBITDA	$1,480	$4,157	$4,384	$14,521

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